Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen New Jersey Dividend Advantage Municipal Fund
333-53270
811-09455

The annual meeting of shareholders was held in the offices of Nuveen Investments on November 18, 2008;
at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies. The meeting was subsequently adjourned to January 13, 2009 and additionally adjourned to March 17, 2009.

Voting results are as follows:

 <c>Common and MuniPreferred
shares voting
together as a
class
  <c>MuniPreferred shares voting
together as a
 class
To approve the elimination of the Funds
fundamental policy relating to investments
 in municipal securities and below
investment grade securities.


   For
             2,793,252
                       227
   Against
                221,030
                         57
   Abstain
                  64,336
                         21
   Broker Non-Votes
             1,080,559
                    1,163
      Total
             4,159,177
                    1,468



To approve the new fundamental policy
relating to investments in municipal
securities for the Fund.


   For
             2,794,909
                       257
   Against
                214,704
                         25
   Abstain
                  69,005
                         23
   Broker Non-Votes
             1,080,559
                    1,163
      Total
             4,159,177
                    1,468



Proxy materials are herein incorporated by reference to the SEC filing on October 10, 2008, under Conformed Submission Type DEF 14A, accession number 0000950137-08-012618.